Exhibit 10.32



                                   EXHIBIT B

                   SUBLEASE AND ACKNOWLEDGMENT OF ASSIGNMENT


          Under this Sublease and Acknowledgment of Assignment (the "Sublease"), dated as of February 15, 1994, TITAN PHARMACEUTICALS, INC., a Delaware corporation ("Sublessor"), hereby subleases to GENEIC SCIENCES, INC., a Delaware corporation, THERACELL, INC., a Delaware corporation, ANSAN, INC., a Delaware corporation, and INGENEX, INC., a Delaware corporation (collectively "Sublessee"), and Sublessee hereby subleases from Sublessor, the equipment (the "Equipment") more fully described on the Schedule(s) attached hereto (the "Equipment Schedule(s)") upon the terms and conditions contained in this Sublease. Geneic Sciences, Inc., Theracell, Inc., Ansan, Inc. and Ingenex, Inc. are jointly and severally liable for all obligations of Sublessee hereunder. As appropriate, the term "Sublessee" means Geneic Sciences, Inc., Theracell, Inc., Ansan, Inc. and Ingenex, Inc. collectively or individually. Sublessor, as lessee, is leasing the Equipment from Phoenix Leasing Incorporated ("PLI") under Schedule 1 to Master Lease Agreement, dated as of February 15, 1994 (the "Master Lease"). Sublessee and Sublessor hereby agree that this Sublease shall be subject and subordinate to the terms and conditions of the Master Lease. PLI hereby consents to Sublessor's sublease of the Equipment to Sublessee pursuant to the terms hereof. Sublessee hereby acknowledges assignment of this Sublease to PLI as set forth in Section 16 herein.

          1. Term of Agreement. The term of this Sublease begins on the date set forth above and shall continue thereafter and be in effect so long as and at any time any Equipment Schedule entered into pursuant to this Sublease is in effect. The Initial Term and rent payable with respect to each subleased item of Equipment shall be as set forth in and as stated in the respective Equipment Schedule(s). The terms of each Equipment Schedule hereto are subject to all conditions and provisions of this Sublease as may at any time be amended.

          2. Non-Cancelable Sublease. This Sublease cannot be canceled or terminated except as expressly provided herein. This Sublease is a net sublease and Sublessee agrees that its obligation to pay all rent and other sums payable hereunder and the rights of Sublessor and PLI in and to such rent and other sums are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Sublessee may have against Sublessor, any assignee, the manufacturer or seller of the Equipment, or against any person or entity for any reason whatsoever.

          3. Sublessor Commitment. So long as Sublessee complies with all of its obligations hereunder and no Event of Default, as defined herein, has occurred and is continuing, Sublessor agrees to sublease to Sublessee the groups of Equipment described on the Equipment

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Schedule(s) ; provided, however, that Sublessor shall have no obligation hereunder until the execution and delivery of each such Equipment Schedule by Sublessor and Sublessee.

     4.   No Warranties by Sublessor.

         (a) SUBLESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS
MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND AS TO SUBLESSOR, SUBLESSEE SUBLEASES THE EQUIPMENT "AS IS".

           (b) If the Equipment is not properly installed, does not operate as represented or warranted by the supplier of the Equipment ("Vendor") or is unsatisfactory for any reason, Sublessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Sublessor all rent payable under this Sublease, Sublessee hereby waiving any such claims as against Sublessor. Sublessor hereby assigns to Sublessee solely for the purpose of making and prosecuting any said claim, to the extent assignable, all of the rights which Sublessor now or hereafter has against Vendor for breach of warranty or other representation respecting the Equipment. Sublessor shall have no responsibility for delay or failure to fill the order.

          (c) Sublessee understands and agrees that neither the vendor nor any salesman or other agent of the Vendor is an agent of Sublessor. No salesman or agent of Vendor is authorized to waive or alter any term or condition of this Sublease, and no representations as to the Equipment or any other matter by the Vendor shall in any way affect Sublessee's duty to pay the rent and perform its other obligations as set forth in this Sublease.

          (d) Sublessee represents and warrants that all credit and financial information submitted to Sublessor herewith or at any other time is true and correct.

          (e) Sublessee hereby authorizes Sublessor to insert in this Sublease and each Equipment Schedule hereto the serial numbers and other identification data of the Equipment when determined by Sublessor.

     5. Sublessee's Representations and Warranties. Sublessee represents and warrants that:

          (a) It is a corporation in good standing under the laws of the state of its incorporation, and duly qualified to do business in each state where the Equipment will be located;

          (b) It has full authority to execute and deliver this Sublease and perform the terms hereof, and this Sublease has been duly authorized and constitutes a valid and binding agreement of Sublessee enforceable in accordance with its terms;



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          (c) This Sublease will not contravene any law, regulation or judgment affecting Sublessee or result in any breach of any agreement or other instrument binding on Sublessee;

          (d) No consent of Sublessee's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the terms hereof;

          (e) There is no action or proceeding pending or threatened against Sublessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Sublessee;

          (f) No deed of trust, mortgage or third party interest will attach to the Equipment; and

          (g) The Equipment will remain at all times under applicable law removable personal property, free and clear of any lien or encumbrance in favor of Sublessee or any other person or entity, notwithstanding the manner in which the Equipment may be attached to any real property.

     6. Equipment Ordering. Sublessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment and Sublessor may separately invoice Sublessee for such charges, Sublessee shall arrange for delivery of Equipment so that it can be accepted in accordance with Section 7 hereof.

     7. Sublessee Acceptance. Sublessee shall return to Sublessor the signed and dated Acceptance Notice attached hereto as Exhibit "A" (a) acknowledging the Equipment has been received, installed and is ready for use and (b) accepting it as satisfactory in all respects for the purposes of this Sublease. Sublessor is authorized to fill in the Rent Start Date on each
Schedule in accordance with the foregoing.

     8. Location; Inspection; Labels. Equipment shall be delivered to and shall not be removed from the "Equipment Location" shown on each Schedule without Sublessor's and PLI's prior written consent. Sublessor and PLI shall have the right to inspect Equipment at any reasonable time; provided, however, that if Sublessee has security procedures at the premises at which Equipment is located, Sublessor or PLI. as applicable, shall exercise its inspection right in compliance with such procedures to the extent that they are reasonable. Sublessee shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of such Equipment which is requested by the Sublessee and consented to by Sublessor, as well as for any charges due to the installation or moving of the Equipment. The rental payments shall continue during any period in which the Equipment is in transit during a relocation. Sublessee shall mark and label Equipment,

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which labels shall state Equipment is owned by PLI, and Sublessee shall affix such labels to and keep them in a prominent place on the Equipment.

     9. Equipment Maintenance.

          (a) General. Sublessee will locate or base each item of Equipment where designated in an Acceptance Notice and will reasonably permit Sublessor to inspect during normal business hours such item of Equipment and its maintenance records. Sublessee will at its sole expense comply with all applicable laws, rules, regulations, requirements and orders with respect to the use, maintenance, repair, condition, and storage and operation of each item of Equipment. Except as required herein, Sublessee will not make any addition or improvement to any item of Equipment that is not readily removable causing material damage to any item or impairing its original value or utility. Any addition or improvement that is so required or cannot be so removed will immediately become the property of Sublessor.

          (b) Service and Repair. With respect to computer equipment other than personal computers, Sublessee has entered into, and will maintain in effect, Vendor's standard maintenance contract for a period equal to the term of each Schedule and extensions thereto which provides for the maintenance of the Equipment in good condition and working order and repair and replacement of parts thereof, all in accordance with the terms of such maintenance contract. Sublessee shall have the Equipment certified for the Vendor's standard maintenance agreement prior to delivery to Sublessor upon expiration of this Sublease. With respect to any other Equipment, Sublessee will, at its sole expense, maintain and service, and repair any damage to, each item of Equipment in a manner consistent with prudent industry practices and Sublessee's own practice so that such item of Equipment is at all times (i) in the same condition as when delivered to Sublessee, except for ordinary wear and tear, and (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.

     10. Loss or Damage. Sublessee assumes the entire risk of loss to the Equipment through use, operation or otherwise. Sublessee hereby indemnifies and holds harmless Sublessor from and against all claims, loss of rental payments, costs, damages, and expenses relating to or resulting from any loss, damage or destruction of the Equipment, any such occurrence being hereinafter called a "Casualty Occurrence". On the first rental payment date following such Casualty Occurrence, or, if there is no such rental payment date, thirty
(30) days after such Casualty Occurrence, Sublessee shall (i) repair the Equipment, returning it to good operation condition; or (ii) replace the Equipment with identical equipment in good condition and repaid, the title to which shall vest in PLI and which thereafter shall be subject to the terms of this Sublease; or (iii) pay to Sublessor (a) any unpaid amounts due Sublessor under this Sublease, (b) an amount equal to the rental payment in respect of such unit of Equipment, if any, due on such date, and (c) a sum equal to the Casualty Value (as defined in Exhibit "B" hereto) to such unit. Upon the making of such payment, the term of this Sublease as to each such unit of Equipment with respect to which the Casualty Value was paid shall terminate.





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     11. General Indemnity. Sublessee will protect, indemnify and save harmless Sublessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Sublessor or any assignee of Sublessor by Sublessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by the Equipment, including, but not limited to, consequential or special damages of any kind, or any failure on the part of Sublessee to perform or comply with any of the terms of this Sublease. In the event that any action, suit or proceeding is brought against Sublessor by reason of any such occurrence, Sublessee, upon request of Sublessor, will at Sublessee's expense resist and defend such action, suit or proceeding or case the same to be resisted and defended by counsel approved by Sublessor. Sublessee's obligations under this Section 11 shall survive the expiration of this Sublease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to the Sublessor at the end of the Sublease term.

         12. Insurance. Sublessee at its expense shall keep the Equipment insured for the entire term and any extensions of this Sublease against all risks for the value of the Equipment and in no event for less than the Casualty Value of such Equipment as specified on Exhibit"B". Such insurance shall provide for (a) loss payable endorsement to Sublessor or any assignee of Sublessor, and (b) public liability and property damage insurance naming Sublessor as additional insured and shall contain the insurer's agreement to give thirty (30) days' written notice to Sublessor before cancellation or material change of any policy of insurance. Sublessee will provide Sublessor and any assignee of Sublessor with a certificate of insurance from the insurer evidencing Sublessor's or such assignee's interest in the policy of insurance. Such insurance shall cover any Casualty Occurrence to any unit of Equipment. Notwithstanding anything in Section 10 or this Section 12 to the contrary, this Sublease and Sublessee's obligations hereunder and under each Equipment Schedule shall remain in full force and effect with respect to any unit of Equipment which is not subject to a Casualty Occurrence. If Sublessee fails to provide or maintain insurance as required herein, Sublessor shall have the right, but shall not be obligated, to obtain such insurance. In that event, Sublessee shall pay to Sublessor the cost thereof.

     13. Taxes. Sublessee shall reimburse Sublessor for (or pay directly if instructed by Sublessor), and agrees to indemnify and hold Sublessor harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholding of any nature whatsoever, together with any penalties, fines, additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions") except same as may be attributable to Sublessor's income, arising at any time prior to or during the term of this Sublease, or upon termination or early termination of this Sublease and levied or imposed upon Sublessor directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to
(i) the Equipment, (ii) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage,


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maintenance, repair, return, sale transfer of title, or other disposition thereof, (iii) the rentals, receipts, or earnings arising from the Equipment, or any disposition of the rights to such rentals,. receipts, or earning, (iv) any payment pursuant to this Sublease, and (v) this Sublease or the transaction of any part thereof. Sublessee's obligation under this Section 13 shall survive the expiration of this Sublease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Sublessor at the end of the Sublease term; provided, however, that Lessee shall not be obligated to pay penalties and fines which constitute Impositions under this Section 13 to the extent that such penalties and fines arise from Lessor's unreasonable failure to take required or appropriate action with respect to the related Impositions and Lessee could not itself take such required or appropriate action.

     14. Payment by Sublessor. If Sublessee shall fail to make any payment or perform any act required hereunder, then Sublessor may, but shall not be required to, after such notice to Sublessee as is reasonable under the circumstances, make such payment or perform such act with the same effects as if made or performed by Sublessee. Sublessee will upon demand reimburse Sublessor for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

     15. Surrender of Equipment. Upon termination or expiration of this Sublease with respect to each group of Equipment, Sublessee will forthwith surrender the Equipment to PLI delivered in as good order and condition as originally delivered, reasonable wear and tear excepted. PLI may, at its sole option, arrange for removal and transportation of the Equipment provided that Sublessee's obligations under Sections 10, 11, and 12 shall not be released. Sublessee shall bear all expenses of returning (which includes, but is not limited to, the de- installation, insurance, packaging and transportation of) the Equipment; provided. however, that with respect to Equipment located in California Sublessee is required to pay transportation costs only to PLI's location or other location within California as PLI may request and with respect to Equipment located in other jurisdictions Sublessee is required to pay transportation costs to a location as PLI may request only to the extent that such costs do not exceed the costs that would be incurred in transporting the Equipment to PLI's location in California. In the event Sublessee fails to return the Equipment as directed above, all obligations of Sublessee under this Sublease, including rental payments, shall remain in full force and effect until Sublessee returns the Equipment to PLI.

     16. Assignment. WITHOUT SUBLESSOR'S AND PLI'S PRIOR WRITTEN CONSENT, SUBLESSEE SHALL NOT (A) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS SUBLEASE, EQUIPMENT, OR ANY INTEREST THEREIN, OF (B) SUBLET OR LEND EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN SUBLESSEE OR SUBLESSEE'S EMPLOYEES OR OTHERS USING THE EQUIPMENT INCIDENTAL TO THE ORDINARY COURSE OF SUBLESSEE'S OR SUBLESSEE'S EMPLOYEES' USE OF THE EQUIPMENT. SUBLESSOR SHALL ASSIGN THIS SUBLEASE IN WHOLE TO PLI, AS ASSIGNEE. Sublessee hereby acknowledges such assignment to PLI by Sublessor. Sublessee agrees to pay

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PLI all monies due or to become due under this Sublease upon demand by PLI during the continuance of an Event of Default, as defined herein Sublessee shall not modify or change the terms of this Sublease in any manner without PLI's prior written consent, PLI shall have all of the rights, but none of the obligations, of Sublessor under this Sublease, unless PLI expressly agrees to assume such obligations in writing. Sublessee shall not assert against PLI any defense, counterclaim or offset that Sublessee may have against Sublessor. Notwithstanding any such assignment, and providing the Event of Default has occured and is continuing, Sublessor, or its assignees, secured parties, or their agents or assigns, shall not interfere with Sublessee's right to quietly enjoy use of Equipment subject to the terms of conditions of this Sublease. Subject to the foregoing, this Sublease inures to the benefit of, and is binding upon, the successors and assignees of the parties hereto. Sublessee acknowledges that any assignment by Sublessor will not materially change Sublessee's duties or obligations under this Sublease or increase any burden or risk on Sublessee.

     17. Default.

          (a) Event of Default. Any of the following events or conditions shall constitute an "Event of Default" hereunder:

               i) Sublessee's failure to pay any monies due to Sublessor hereunder or under any Equipment Schedule beyond the tenth (10th) day after the same is due;

               ii) Sublessee's failure to comply with its obligations under
Section 12 or Section 16;

               iii) Sublessee's failure to comply with or perform any term, covenant, condition, warranty or representation of this Sublease or any Equipment Schedule hereto or under any other agreement between Sublessee and Sublessor if such failure to comply or perform is not cured by Sublessee within ten (10) days of receipt of notice thereof;

               iv) Seizure of any of the Equipment under legal process;

               v) The filing by or against Sublessee of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors;

                    vi) The voluntary or involuntary making of an assignment of a substantial portion of the assets of Sublessee for the benefit of its creditors, the appointment of a receiver or trustee for Sublessee or for any of Sublessee's assets, the institution by or against Sublessee of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Sublessee;





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                         vii) The making by Sublessee of a transfer of all or
a material portion of Sublessee's assets or inventory not in the ordinary course of business; or

                         viii) The occurrence of an Event of Default under the
Lease.

          (b) Remedies. If any Event of Default shall have occurred:

                         i) Sublessor may proceed by appropriate court action
or actions either at law or in equity to enforce performance by Sublessee, of the applicable covenants of this Sublease, or to recover damages therefor; or

                         ii) Sublessee will, without demand, on the next rent
payment date following the Event of Default pay to Sublessor, as liquidated damages and not as a penalty, an amount equal to the Casualty Value of the Equipment set forth in Exhibit "B" together with any rent or other amounts then due and owing by Sublessee hereunder; and

                         iii) Sublessor may, without notice to or demand upon
Sublessee;

          a) Take possession of the Equipment and lease the same or any portion thereof, for such period, amount, and to such entity as Sublessor shall elect. The proceeds of such sublease will be applied by Sublessor (1) first, to pay all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by Sublessor as a result of the Event of Default and the exercise of its remedies with respect thereto, (2) second, to pay Sublessor an amount equal to any unpaid rent or other amounts due and payable plus the Casualty Value, to the extent not previously paid by Sublessee, and (3) third, to reimburse Sublessee for the Casualty Value to the extent previously paid. Any surplus remaining thereafter will be retained by Sublessor; or

          b) Take possession of the Equipment and sell the same or any portion thereof at public or private sale and without demand or notice of intention to sell. The proceeds of such sale will be applied by Sublessor (1) first, to pay all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by Sublessor as a result of the Event of Default and the exercise of its remedies with respect thereto, (2) second, to pay Sublessor an amount equal to any unpaid rent or other amounts due and payable plus the Casualty Value, to the extent not previously paid by Sublessee, and
(3) third, to reimburse Sublessee for the Casualty Value to the extent previously paid by Sublessee. Any surplus remaining thereafter will be retained by Sublessor; and

          c) Take possession of the Equipment and hold and keep idle the same or any portion thereof for so long as the Lessor is unable to procure, on reasonable terms, a buyer or another lessee for the Equipment.




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         Sublessee agrees to pay all internal and out-of-pocket costs of
Sublessor related to the exercise of its remedies, including direct costs of its in-house counsel and out-of-pocket legal fees and expenses. At Sublessor's request, Sublessee shall assemble the Equipment and make it available to Sublessor at such location as Sublessor may designate. Sublessee waives any rights it may have to redeem the Equipment.


Repossession of any or all Equipment shall not terminate this Sublease or any Equipment Schedule unless Sublessor so notifies Sublessee in writing; provided, however, that upon the Casualty Value of Equipment becoming due, rent shall cease to accrue with respect to the Equipment. Any amount required to be paid under this Section 17 shall bear interest at the rate of 1.5% per month, or the highest rate of interest permitted by applicable law, whichever is less, accruing from the date the Casualty Value or other amounts are payable hereunder until such amounts are paid. All such remedies are cumulative and may be enforced separately or concurrently and are in addition to any other rights or remedies available to Sublessor at law or in equity.

          In addition to the foregoing remedies, if an Event of Default hereunder shall have occurred and be continuing, Sublessee shall promptly provide Sublessor with copies of the minutes of each meeting of Sublessee's board of directors or any committee thereof and copies of each written consent taken by the board or such committees to the extent that such minutes and consents reflect director discussion and actions with respect to this Sublease and/or the financial condition of Sublessee.

          18. Payments. A late payment charge of 1.5% per month, or the highest rate of interest permitted by applicable law, whichever is less, shall be paid by Sublessee to Sublessor on all funds owed Sublessor by Sublessee. If Sublessee shall not have delivered such funds to Sublessor by the date such funds are due under this Sublease, Sublessor shall bill Sublessee for such charges. Sublessee acknowledges that invoices for rentals due hereunder are sent by Sublessor for Sublessee's convenience only. Sublessee's non-receipt of an invoice will not relieve Sublessee of its obligation to make rent payments hereunder. Sublessee shall pay PLI all rental payments and all other amounts due under this Sublease to Phoenix Leasing Incorporated at: P.O. Box 200432, Dallas, Texas 75320-0432.

          19. Sublessor's Expense. Sublessee shall pay Sublessor all reasonable costs and expenses, including reasonable attorneys' fees and the reasonable fees of the collection agencies, incurred by Sublessor in enforcing any of the terms, conditions or provisions hereof.

          20. Ownership; Personal Property. The Equipment shall be and remain personal property of PLI, and Sublessee shall have no right, title or interest therein or thereto except as expressly set forth in this Sublease, notwithstanding the manner in which it may be attached or affixed to real property, and upon termination or expiration of the Sublease term, Sublessee shall have the duty and Sublessor shall have the right to remove the Equipment from the premises






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where the same be located whether or not affixed or attached to the real property or any building, at the costs and expense of Sublessee.

          21. Alteration; Attachments. No alterations or attachments shall be made to the Equipment without Sublessor's prior written consent, which shall not be unreasonably withheld and which shall not be given for changes that will affect the reliability and utility of the Equipment or which cannot be removed without damage to the Equipment, or which in any way affect the value of the Equipment of purposes of resale or re-lease.

          22. Financing Statements. Sublessee will execute financing statements pursuant to the Uniform Commercial Code. Sublessee authorizes Sublessor to file financing statements signed only by Sublessor (where such authorization is permitted by law) at all places where Sublessor deems necessary.

          23. Miscellaneous.

               (a) Sublessee shall provide Sublessor with such corporate resolutions, financial statements, opinions of counsel and other documents as Sublessor shall reasonably request from time to time.

               (b) Sublessee represents that the Equipment is being subleased hereunder for business purposes.

               (c) Time is of the essence with respect to this Sublease.

               (d) Sublessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Sublessor its annual audited financial statements, unaudited quarterly financial statements and such other unaudited financial statements as may be reasonably requested by Sublessor.

               (e) Any action by Sublessee against Sublessor for any default by Sublessor under this Sublease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

           24. Notices. All notices hereunder shall be in writing, by registered mail, and shall be directed, as the case may be to Sublessor at: 400 Oyster Point Boulevard, South San Francisco, California 94080, Attention: Controller, to Sublessee at : 400 Oyster Point Boulevard, South San Francisco, California 94080, Attention: Controller and to Phoenix Leasing Incorporated at 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Lease Administration.

Sublessor shall promptly deliver to Sublessee a copy of each notice that Sublessor delivers to PLI pursuant to the Master Lease. PLI shall not succeed to Sublessor's notice obligation under the



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immediately preceding sentence, or otherwise become responsible for giving notices to Sublessee, as a result of Sublessor's assignment of this Sublease to PLI.

          25. Entire Agreement. Sublessee acknowledges that Sublessee has read this Sublease, understands it and agrees to be bound by its terms, and further agrees that it and each Equipment Schedule constitute the entire agreement between Sublessor and Sublessee with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations. The terms and conditions hereof shall prevail notwithstanding any variances with the terms of any purchase order submitted by the Sublessee with respect to any Equipment covered hereby.

          26. Amendment. This Sublease may not be changed, altered or modified except by an instrument in writing signed by an officer of Sublessor and PLI and by a duly authorized representative of Sublessee.

          27. Waiver. Any failure of Sublessor to require strict performance by Sublessee or any waiver by Sublessor of any provision herein shall not be construed as a consent or waiver or any other breach of the same or any other provision.

          28. Severability. If any provision of this Sublease is held invalid, such invalidity shall not affect any other provisions hereof.

          29. Jurisdiction and Waiver of Jury Trial. This Sublease shall be governed by and construed under the laws of the State of California. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of this Sublease shall be in the Superior Court for Marin County, California, or, in cases where Federal diversity jurisdiction is available, in the United States District Court for the Northern District of California. SUBLESSEE, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SUBLEASE, ANY SCHEDULE, OR ANY AGREEMENT EXECUTED IN CONNECTION HEREWITH.

          30. Nature of transaction. Sublessor makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or any other purpose.

          31. Security Interest.

               (a) One executed copy of this Sublease will be marked "Original" and all other counterparts will be duplicates. To the extent, if any, that this Sublease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Sublease may be created in any other documents other than the "Original".


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               (b) There shall be only one original of each Equipment Schedule and it shall be marked "Original", and all other counterparts will be duplicates. To the extent, if any, that any Equipment Schedule(s) to this Sublease constitutes chattel paper (or as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in any Equipment Schedule(s) may be created in any documents other than the "Original."

          32. Finance Lease. The parties agree that this sublease is a "Finance Lease" as defined by Section 10103(a)(7) of the California Commercial Code (Cal.Com.C.). Sublessee acknowledges either (a) that Sublessee has reviewed and approved any written Supply Contract (as defined by Cal.Com.C.
Section 10103(a)(25)) covering Equipment purchased from the "Supplier" (as defined by Cal.Com.C. Section 10103(a) (24)) thereof for sublease to Sublessee or (b) that Sublessor has informed or advised Sublessee, in writing, either previously or by this Sublease of the following: (i) the identity of the Supplier; (ii) that the Sublessee may have rights under the Supply Contract; and (iii) that the Sublessee may contact the Supplier for a description of any such rights Sublessee may have under the Supply Contract. Sublessee hereby waives any rights and remedies Sublessee may have under Cal.Com.C. Sections 10508 through 10522.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the Date below each party's signature.

TITAN PHARMACEUTICALS, INC.                GENEIC SCIENCES, INC.


By:/s/ Louis R. Bucalo                     By:/s/ Louis R. Bucalo
   --------------------                       -------------------
       Louis R. Bucalo                            Louis R. Bucalo


Title: President and CEO                   Title: President and CEO
       -----------------                          ------------------

Date: February 15, 1994                    Date: February 15, 1994


THERACELL, INC.                             ANSAN, INC.


By:/s/ Louis R. Bucalo                      By:/s/ Louis R. Bucalo
   --------------------                        -------------------
       Louis R. Bucalo                             Louis R. Bucalo

Title: President and CEO                   Title: President and CEO
      ------------------                          -----------------

Date: February 15, 1994                    Date: February 15, 1994





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




INGENEX, INC.


By:/s/ Louis R. Bucalo
   -------------------
       Louis R. Bucalo

Title: President and CEO
       -----------------
Date: February 15, 1994

ACCEPTED AND AGREED TO:

PHOENIX LEASING INCORPORATED


By:/s/ Phoenix Leasing Incorporated
   --------------------------------

Title:
      -----------------------------

Date: February 15, 1994








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